UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2016

BIOLASE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Cromwell

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On August 8, 2016, Biolase, Inc. (the “Company”) completed its previously announced private placement (the “Private Placement”) of an aggregate of 88,494 shares of its Series C Participating Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”), and warrants (the “Warrants” and, together with the Preferred Stock, the “Securities”) to purchase up to an aggregate of 2,035,398 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price of $2.00 per share, subject to customary anti-dilution adjustments. The Warrants become exercisable on February 8, 2017, six months after the closing of the Private Placement, and have a term of five years from the date of issuance. The aggregate offering price for the Securities was $10 million. The Securities were offered in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act and rules promulgated thereunder and corresponding provisions of state securities laws.

Each share of Preferred Stock will initially be convertible into 100 shares of Common Stock, reflecting a conversion price equal to $1.13 per share, which is the closing price of the Common Stock quoted on the NASDAQ Capital Market on July 29, 2016, subject to customary anti-dilution adjustments. Beginning on January 1, 2017 and continuing so long as any shares of Preferred Stock remain outstanding, each share of Preferred Stock carries a cumulative quarterly dividend at an initial quarterly rate of 2.0% of $113.00 plus all accrued but unpaid dividends thereon, which rate will increase by 2.0% quarterly.

Following the closing of the Private Placement, the Company will be required to hold a meeting of its stockholders in order to, among other things, satisfy NASDAQ requirements with respect to the issuance of Common Stock upon conversion of the Preferred Stock and exercise of the Warrants by certain holders whose warrants will initially be subject to the 19.99% Limitation (as defined below). The conversion of the Preferred Stock will occur automatically upon receipt of such stockholder approval (the “Requisite Stockholder Approval”), and no Warrants will be subject to the 19.99% Limitation following receipt of such stockholder approval. The “19.99% Limitation” means the provision contained in certain Warrants prohibiting the holder thereof from exercising the Warrants to the extent that the exercise would result in the holder beneficially owning more than 19.99% of the outstanding shares of Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

Information concerning the terms, rights, obligations and preferences of the Preferred Stock set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2016, the Company filed the Certificate of Designations, Preferences and Rights of Series C Participating Convertible Preferred Stock of Biolase, Inc. (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the terms, rights, obligations and preferences of the Preferred Stock. The Certificate of Designations became effective upon the filing with the Secretary of State of the State of Delaware. The number of shares of Preferred Stock designated is 100,000, and each share of Preferred Stock has a stated value equal to $113.00.

The Preferred Stock is non-voting, except to the extent required by law. However, without the consent of holders of at least a majority of the then outstanding shares of Preferred Stock, the Company may not: (i) amend or repeal the Certificate of Designations or the Company’s certificate of incorporation or bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of the Preferred Stock; (ii) reclassify or amend any of the Company’s securities in a manner that adversely affects the designations, preferences, powers and/or relative participating, optional or other special rights, or the restrictions provided for the benefit, of the Preferred Stock; (iii) authorize, issue or sell any (A) class or series of capital stock (including shares of treasury stock) that would be classified as senior to or pari passu with the Preferred Stock or (B) rights, options, warrants or other securities (including debt securities) convertible into or exercisable or exchangeable for capital stock or any equity security or having any other equity feature, in each case, that would be classified as either senior to or pari passu with the Preferred Stock; (iv) enter into any agreement or other obligation which by its terms restricts the Company’s ability to perform its obligations under the Certificate of Designations; (v) purchase or redeem or pay or declare any dividend on any shares of the Company’s capital stock, other than redemptions of or dividends on the Preferred Stock or dividends in which holders of the Preferred Stock are entitled to participate; or (vi) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the consent of the holders of at least a majority of the then outstanding shares of Preferred Stock.

Beginning on January 1, 2017 and continuing up to the conversion of the Preferred Stock, each share of Preferred Stock carries a cumulative quarterly dividend at an initial quarterly rate of 2.0% of $113.00 plus all accrued but unpaid dividends thereon, which rate will increase by 2.0% quarterly. If the Board declares a dividend payable upon the Common Stock, whether in cash, in kind or in other securities or property, the holders of the outstanding shares of Preferred Stock are entitled to the amount of dividends as would be payable in respect of the number of shares of Common Stock into which the shares of Preferred Stock could be converted, without regard to any restrictions on conversion.

The Preferred Stock ranks senior to the Common Stock with respect to distributions upon the Company’s deemed dissolution, liquidation or winding-up and has a per share liquidation preference equal to the greater of (i) $113.00 plus all accrued but unpaid dividends thereon and (ii) such amount as would be payable if such shares were converted into Common Stock immediately prior to such dissolution, liquidation or winding-up.

Each share of Preferred Stock will be automatically converted upon obtaining the Requisite Stockholder Approval. The number of shares of Common Stock into which each share of Preferred Stock is convertible is equal to the number obtained dividing (i) the sum of $113.00 and the amount of any accrued but unpaid dividends thereon by (ii) $1.13, subject to customary anti-dilution adjustments.

At any time on or after August 8, 2017, the holders of at least a majority of the then outstanding shares of Preferred Stock may elect to have the Company redeem all or any portion of the Preferred Stock held by such holder at a price per share equal to $113.00 plus the amount of any accrued but unpaid dividends thereon.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following is a list of the exhibits filed herewith.

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights of Series C Participating Convertible Preferred Stock of Biolase, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOLASE, INC.

Date: August 8, 2016	By:	/s/ David C. Dreyer
David C. Dreyer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights of Series C Participating Convertible Preferred Stock of Biolase, Inc.

5